LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP




                                                                 FILE NUMBER
                                                                 895543

                                  July 12, 2002


Life Sciences Research, Inc.
P.O. Box 2360
Mettlers Road
East Millstone , New Jersey 08875

                  Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

     We have served as Maryland counsel to Life Sciences Research, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 7,200,673 shares (the "Shares") of Voting Common Stock, $.01 par value per share, of the Company (the "Voting Common Stock"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Nine Hundred Thousand (900,000) of the Shares (the "Conversion Shares") are presently represented by shares of the Company's Non-Voting Common Stock, which are convertible into shares of Voting Common Stock on a one-for-one basis, and as to which the holders thereof have given notice of their intention to convert said shares into Voting Common Stock immediately prior to the effectiveness of the Registration Statement. Seven Hundred Four Thousand Four Hundred Twenty Five (704,425) of the Shares (the "LSR Warrant Shares") have not yet been issued and are the subject of a warrant (the "LSR Warrant"), pursuant to which the holder thereof may exercise the LSR Warrant and purchase the LSR Warrant Shares at a price of $1.50 per share. Four Hundred Ten Thousand Nine Hundred Fourteen (410,914) of the Shares (the "FHP Warrant Shares") have not yet been issued and are the subject of a warrant (the "FHP Warrant"), pursuant to which the holder thereof may exercise the FHP Warrant and purchase the FHP Warrant Shares at a price of $1.50 per share. The Registration Statement relates to the offering from time to time of the Shares by various stockholders of the Company (the "Selling Stockholders"). Unless otherwise defined herein capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement, including all amendments thereto and the related form of prospectus included therein (the "Prospectus"), in the form in which it was transmitted to the Securities and Exchange Commission for filing under the 1933 Act, certified as of a recent date by an officer of the Company;

     2. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company, certified as of a recent date by an officer of the Company;

     4. Resolutions adopted by the Board of Directors of the Company (the "Board Resolutions"), certified as of a recent date by an officer of the Company and relating to (i) the issuance of the Shares to certain of the Selling Stockholders, (ii) appointing a special committee of the Board of Directors (the "Special Committee") and delegating certain powers to the Special Committee in connection with the issuance of up to 5,200,000 of the Shares at a price of $1.50 per share in a private placement (the "Private Placement"), (iii) the issuance of the LSR Warrant and the issuance of 704,425 shares of the Company's Voting Common Stock pursuant to the exercise thereof, (iv) the issuance of the FHP Warrant and the issuance of 410,914 shares of the Company's Voting Common Stock pursuant to the exercise thereof and (v) the issuance of the shares of Non-Voting Common Stock presently representing the Conversion Shares;

     5. Resolutions adopted by the Special Committee (the "Special Committee Resolutions"), relating to the sale and issuance in the Private Placement of up to 5,200,000 of the Shares to certain of the Selling Stockholders at a price of $1.50 per share, certified as of a recent date by an officer of the Company;

     6. The Offering Memorandum and related materials used by the Company in connection with the Private Placement, certified as of a recent date by an officer of the Company;

     7. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     8. A certificate executed by an officer of the Company, dated as of a recent date and

     9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     1 Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4 Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or conduct of the parties or otherwise.

     5. The full consideration for the Shares (other than the LSR Warrant Shares and the FHP Warrant Shares), as specified in the Board Resolutions and in the Special Committee Resolutions, was received by the Company for the issuance of the Shares, and the Shares remain issued and outstanding and are held of record by the Selling Stockholders.

     6. The conversion of the Non-Voting Common Stock presently representing the Conversion Shares into Voting Common Stock will not result in any holder thereof becoming the holder of more than 5% of the Company's then outstanding Voting Common Stock.

     7. The number of shares of the Company's Voting Common Stock issued and outstanding, including the Shares, does not exceed the number of shares of Voting Common Stock that the Company is authorized to issue under the Charter.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Shares (other than the Conversion Shares, the LSR Warrant Shares and the FHP Warrant Shares) have been duly authorized and are validly issued, fully paid and nonassessable.

     3. The shares of Non-Voting Common Stock presently representing the Conversion Shares have been duly authorized and are validly issued, and when converted into Voting Common Stock as provided in the Charter, will constitute duly authorized, validly issued, fully paid and nonassessable shares of the Company's Voting Common Stock.

     4. The LSR Warrant Shares and the FHP Warrant Shares have been duly authorized for issuance pursuant to the LSR Warrant and the FHP Warrant, respectively, and, when and if issued pursuant to exercise of the LSR Warrant and the FHP Warrant, respectively, and delivered against payment therefor and otherwise in the manner described in the Board Resolutions and the LSR Warrant or the FHP Warrant, as the case may be, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein in the section entitled "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933

                                             Very truly yours,